UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of earliest event reported

September 14, 2017

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2017, Laureate Education, Inc. (the “Company”) issued a press release and on September 19, 2017, the Company filed a Current Report on Form 8-K (the “Form 8-K”) reporting, among other things, that Douglas Becker, who then served as the Company’s Chairman and Chief Executive Officer, would, effective January 1, 2018, become the Company’s non-executive Chairman of the Board.  The Form 8-K reported further that the Company and Mr. Becker expected to enter into a Separation Agreement and Mutual Release (the “Separation Agreement”) and would disclose the material terms of such Separation Agreement following its execution.

On December 29, 2017, in lieu of entering into such Separation Agreement, the Company and Wengen Alberta, Limited Partnership entered into a Chairman Compensation Agreement (the “Agreement”) with Mr. Becker setting forth the terms under which Mr. Becker will serve as the non-executive Chairman of the Company’s Board.  The material terms of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, are as follows:

•                The Company will pay Mr. Becker $400,000 in calendar year 2018 for his service as Chairman of the Board in equal installments quarterly in arrears;

•                The Company will pay Mr. Becker (or his designee) up to $100,000 for documented out of pocket expenses of his home or other office, so long as such expenses are incurred within one year of the date of the Agreement;

•                Effective at the close of December 31, 2017, Mr. Becker’s employment with the Company was deemed to be terminated “by reason of Retirement” for purposes of each stock option agreement with the Company to which Mr. Becker is a party;

•                The restrictive covenants regarding confidentiality, competition with the Company and non-solicitation set forth in Section 22 of each of Mr. Becker’s Management Stockholder’s Agreements are deleted in their entirety and replaced with the restrictive covenants set forth in the Agreement;

•                Mr. Becker agreed:  (i) not to use Confidential Agreement (as defined in the Agreement) except in specified circumstances; (ii) for the period until December 31, 2019, not to engage in a Competitive Business (as defined in the Agreement); (iii) for the period until December 31, 2020, not to solicit customers or business partners of the Company to terminate their relationship with the Company or to engage in a Competitive Business; (iv) for the period until December 31, 2020, not to solicit, offer employment to, hire, direct any person to hire or suggest to any person that such person hire any person who is, or has been at any time during the 12 months preceding such solicitation, offer or hiring an employee of the Company (provided that such restriction shall not apply to any person who was no longer employed by the Company on December 31, 2017 or was involuntarily terminated from the Company at any time); and (v) for the period until December 31, 2019, with limited exceptions, not to acquire a financial interest in, or otherwise become actively involved with, any Competitive Business.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Thomas J. Plotz
Thomas J. Plotz
Vice President, Assistant General Counsel

Date: January 3, 2018

3